UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2020
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2020, the Board of Directors of Body and Mind Inc. (the “Company”) appointed Michael Mills as the Chief Executive Officer and he is no longer acting as the Interim Chief Executive Officer of the Company.

As a result, the Company’s current directors and officers are as follows:

Name	Position
Michael Mills	President, Chief Executive Officer and Director
Dong Shim	Chief Financial Officer and Director
David Wenger	Director
Brent Reuter	Director
Stephen ‘Trip’ Hoffman	Chief Operating Officer and Director
Darren Tindale	Corporate Secretary

In addition, on April 30, 2020, the Board of Directors of the Company approved and granted in aggregate 1,375,000 stock options to certain directors, officers and consultants of the Company having an exercise price of CDN$0.67 per share and an expiry date of five years from the date of grant.  These stock options have vesting provisions of 25% six (6) months from the date of grant, 25% twelve (12) months from the date of grant, 25% eighteen (18) months from the date of grant and 25% twenty-four (24) months from the date of grant.

The following table below sets forth the stock options awarded to the Company’s current directors and officers on April 30, 2020:

Name	Number of Stock Options
Michael Mills (President, CEO and Director)	275,000
Dong Shim (CFO and Director)	200,000
David Wenger (Director)	100,000
Brent Reuter (Director)	350,000
Stephen ‘Trip’ Hoffman (COO and Director)	250,000
Darren Tindale (Corporate Secretary)	50,000

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SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On April 30, 2020, Body and Mind Inc. (the “Company” or “BaM”) issued a news release to announce that it has appointed Michael Mills as Chief Executive Officer (“CEO”) and no longer acting as interim CEO.

“Michael and the team he leads at Body and Mind have diligently executed on the strategy of debt-free, strategic expansion of the Company,” stated David Wenger, a director at BaM. “Opening three new revenue-producing facilities in the past three months in three states during challenging conditions is a testament to the Company’s dedicated personnel and tenacity to move forward with our growth plan, add revenue, and expand the Body and Mind brand presence, production capacity, and dispensary footprint.”

“I appreciate the support moving to a permanent CEO role and look forward to working with our team expanding our cultivation, production, and dispensary operations across four states,” stated Michael Mills, CEO of BaM. “Our years of operational experience, combined with strong leadership and great employees, allows us to develop and optimize facilities rapidly and assess opportunities. Our new revenue streams and balance sheet with no serviceable debt is a result of our focus on efficiency and measured growth as we continue to build scale.”

In the last three months Body and Mind has completed several new revenue-producing opportunities:

•	Nevada Production Facility – Opened a new production facility in located within a 7,500 square foot building to produce edibles and extracts at scale (see news release February 24, 2020);

•	San Diego Dispensary – Opened the ShowGrow San Diego dispensary in limited license jurisdiction of San Diego and closed transaction (see news releases April 16, 2020 and April 28, 2020); and

•

Arkansas Dispensary – Opened the dispensary in limited license state of Arkansas with licensee Comprehensive Care Group and completed construction of cultivation facility (see news release April 28, 2020).

The Company has granted an aggregate of 1,375,000 stock options (the “Options”) in accordance with the Company’s incentive stock option plan at an exercise price of CDN$0.67 per share for a term of five years expiring on April 30, 2025. The Options were granted to current directors, officers and consultants of the Company.

The Options are subject to vesting provisions such that 25% of the Options vest six (6) months from the date of grant, 25% of the Options vest twelve (12) months from the date of grant, 25% of the Options vest eighteen (18) months from the date of grant and 25% of the Options vest twenty-four (24) months from the date of grant.

A copy of the news release is attached as Exhibit 99.1 hereto.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated April 30, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: April 30, 2020	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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